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                                                                   EXHIBIT 10.28

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement"), dated as of August 3, 1995 is made and entered into by and between HINES NURSERIES INC., a California corporation ("Hines"), having its principal office at 12621 Jeffrey Road, Irvine, California 92720, and E.G. "BUD SUMMERS", an individual ("Employee").

         A. Madison Dearborn Capital Partners, L.P. has recently acquired a majority of the voting common stock of Macluan Capital (Nevada) Inc., which in turn owns all of the stock of Hines (the "Acquisition");

         B. Employee has been and on the date hereof continues to be a valued executive employee of Hines, pursuant to that certain EMPLOYMENT AGREEMENT dated July 16, 1990 as amended by AMENDMENT NO. 1 to EMPLOYMENT AGREEMENT (such agreement as amended is referred to herein as the "Prior Employment Agreement");

         C. Prior to the Acquisition, Hines maintained certain employee benefit programs which Hines has agreed to continue with certain modifications agreeable to Employee;

         D. Hines desires to continue the employment of Employee and Employee desires to continue to perform the duties and obligations hereinafter described for Hines upon the terms and conditions hereinafter set forth; and

         E. The purpose of this Agreement is to supersede the Prior Employment Agreement from and after the date hereof.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and their performance, Hines and Employee agree as follows:

         1. EMPLOYMENT. Hines hereby continues the employment of Employee and Employee agrees to serve Hines in the capacity of General Manager, Houston (or in such other capacity as may be assigned to Employee by the Board, provided that such other capacity is at least equal to or greater in rank and responsibility), subject to the direction of the Board of Directors of Hines (the "Board") and the further terms and conditions of this Agreement. Employee shall, during the term of this Agreement, in good faith perform such duties as may be assigned to him by the Board and shall implement the policies of Hines and directions provided by the Board from time to time.

         2. EMPLOYMENT TERM. Commencing as of the date first written above, this Agreement is on an "at-will" basis and may be terminated by either party in accordance with the provisions of Section 7.


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         3. COMPENSATION AND BENEFITS. From and after the date first written above and so long as Employee is employed by Hines, Employee shall be entitled to the following compensation and benefits:

                  (a) SALARY. Employee shall continue to receive an annual salary from Hines at his current salary rate or such greater amount as may be determined by the Board from time to time (but no less frequently than annually), the same to be paid in periodic, but not less than monthly, installments in accordance with Hines' standard payroll practice. Such amount, as may be increased from time to time, shall be referred to herein as the "base salary."

                  (b) ADDITIONAL COMPENSATION. In addition to the salary provided in Section 3(a) above, Employee shall participate in Hines' Executive Variable Compensation Plan (the "Bonus Plan"). The Bonus Plan and Employee's participation therein shall be an amount determined and paid by the Board annually no later than April 30 of each year (the "Bonus Date") after consultation with senior management, under which Bonus Plan an amount equal to six percent (6%) of Hines' Annual Net Cash Flow (as defined in the Bonus Plan and which shall not include the earnings of Agri Holdings Inc. and its subsidiaries) shall be available for bonuses to the Bonus Plan participants. A copy of the current Bonus Plan is attached hereto as Exhibit A. Hines reserves the right to modify or amend the Bonus Plan or substitute therefore other bonus compensation arrangements as shall be approved by the Board from time to time.

                  (c) SENIOR MANAGEMENT EQUITY INCENTIVE PLAN. Employee shall participate in any stock option, stock purchase, or other equity ownership or incentive plan which Hines may adopt for senior management, but not including the sale to certain employees of an aggregate of up to $1,000,000 of Junior Preferred Stock and Class B Common Stock.

                  (d) DEATH BENEFITS. Employee shall be entitled to participate in Hines employee's life insurance program to an extent appropriate for his level of employment.

                  (e) DISABILITY. In the event of a disability not constituting a Long-Term Disability as defined in Section 7(c), Hines shall pay to Employee any difference between the actual receipts from disability insurance paid for by Hines and Employee's base salary as set forth in Section 3(a) above for a maximum period of three hundred sixty-five (365) days (whether or not consecutive) after the commencement of Employee's disability.

                  (f) VACATION. Employee shall receive vacation in accordance with Hines's standard vacation policy for executives employed at Employee's facility; provided, however, in no event shall Employee receive less than the greater of (i) three (3) weeks, or (ii) an amount in excess of three (3) weeks as may be granted from time to time and deemed "earned" pursuant to the Hines vacation policy in effect as of the date of this Agreement. Employee shall not be permitted to accumulate vacation from year to year but instead must use all vacation time during the year in which it is first accrued.

                  (g) AUTOMOBILE. Hines shall provide Employee an automobile under the Hines automobile policy as established by the Board from time to time.

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                  (h) EXPENSES. In addition to the base salary provided in
Section 3(a) above, Employee shall be entitled to reimbursement for necessary and reasonable business expenses incurred in connection with the performance of his duties hereunder pursuant to procedures and policies adopted by the Board.

                  (i) SEVERANCE BENEFITS. Employee shall receive certain severance benefits upon the termination of his employment hereunder in accordance with the provisions of Section 7 below ("Termination and Severance Benefits").

         4. OTHER OBLIGATIONS OF HINES.

                  (a) Hines shall provide for Employee workspace, equipment and supplies generally reasonable and sufficient for performance of the tasks assigned to Employee.

                  (b) Hines shall provide Employee with all such additional benefits as are generally provided to employees of Hines.

         5. RELOCATION. If Hines requires Employee to relocate to a metropolitan area outside the area in which he now lives, Hines will pay all reasonable relocation expenses incurred by Employee, including real estate broker's fees, costs of moving household goods and personal effects to a new residence, and travel, lodging and meal costs incurred while searching for a new residence.

         6. DUTIES. Employee shall (i) faithfully devote full-time attention, skill and ability to discharge the duties assigned to him by the Board from time to time, (ii) use best efforts to promote and protect the interests of Hines,
(iii) comply with all reasonable and lawful instructions that the Board gives from time to time, and (iv) provide information and assistance as requested by the Board. During the term of this Agreement Employee shall not engage in any work, enterprise or activity which is, in the opinion of the Board, not in the best interests of Hines, or contrary to, or detracting from the due performance of the business of Hines or the discharge of Employee's duties for Hines.

         7. TERMINATION AND SEVERANCE BENEFITS.

                  (a) GENERAL. Commencing as of the date first written above, continued employment pursuant to this Agreement shall be on a "at-will" basis, meaning that Hines may terminate Employee at any time for any reason with or without Cause (as defined below), and Employee may terminate his employment with Hines at any time for any reason with or without Cause, in either case upon 30 days advance written notice; PROVIDED HOWEVER, that Employee shall be entitled to the Severance benefits specified in Section 7(d).

                  In addition to termination of the "at-will" employment relationship as provided above, Employee's employment hereunder shall terminate upon the occurrence of any of the following: (i) the death of Employee; (ii) termination of Employee by the Board for Long-Term Disability (as defined below); or (iii) termination of Employee by the Board for Cause. Employee shall have the option, but shall not be required, to consider his employment hereunder terminated other than for Cause (as defined below) in the event that (i) he is required to accept a diminution in base salary or material diminution of other


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benefits described herein, or an assignment of employment duties which are not commensurate with his office as specified above and (ii) he has notified Hines in writing of his intention to terminate his employment on account of such diminution or assignment and Hines has failed to cure the situation within 15 days of receipt of such notice.

                  (b) DEFINITION OF LONG-TERM DISABILITY. As used herein, the term "Long-Term Disability" shall mean a physical or mental illness or other condition which prevents Employee from performing his material duties hereunder for a period of six (6) consecutive months or two hundred forty (240) nonconsecutive days in any three hundred sixty-five (365) day period. Any shorter period of disability shall be deemed short-term disability.

                  (c) DEFINITION OF CAUSE. As used herein, the term "Cause" shall mean (i) willful and habitual breach of the duties in effect on the date first written above or otherwise required of him pursuant to Section 1 of this Agreement, (ii) habitual neglect of the duties in effect on the date first written above or obligations required of him by the terms of this Agreement,
(iii) commission of fraud, embezzlement or misappropriation, or other willful acts of dishonesty or willful misconduct, or commission of a crime of moral turpitude involving Hines whether or not a criminal or civil charge is filed in connection therewith, or (iv) information or trade secrets of Hines.

         (d) SEVERANCE PAYMENTS AND BENEFITS.

                           (i) If Employee's employment with Hines is terminated
for any reason (including Long-Term Disability) other than Employee's voluntary "at-will" termination, termination by Hines for Cause or death (for 3(e) hereof), then Hines shall pay to Employee (1) a lump sum cash payment within thirty (30) days of Employee's termination equal to two times Employee's annual base salary as of the date of such termination ("Base Salary Payment") and (2) a lump sum cash payment delivered by the Bonus Date equal to a pro rata portion of Employee's bonus for the fiscal year in which such termination occurs (determined upon the basis of the pro rata portion of Hines' sales to the date of termination as compared to the sales for the full fiscal year) (clauses (1) and (2), collectively, the "Severance Payment").

                           (ii) If Employee terminates his "at-will" employment
or if Hines terminates Employee for Cause, then Employee shall not receive the Severance Payment.

                           (iii) Employee agrees that the Severance Payment
shall fully compensate him for, and he agrees fully and forever to release any and all claims, if any then exist, arising out of his employment and the termination thereof with the sole exception of any alleged violation(s) of applicable state or federal employment statutes, and upon payment of the Severance Payment Hines shall be fully released and discharged as to any and all such claims.

                           (iv) Upon Employee's termination for any reason other
than Employee's own voluntary "at-will" termination, Hines shall continue to pay Employee's health insurance benefits for a one-year period following such termination.

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         8. GENERAL PROVISIONS.

                  (a) NOTICES. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein

                    (i)  If to Hines:    Hines Nurseries, Inc.
                                         12621 Jeffrey Road
                                         Irvine, CA 92720

                         With a copy to: Paul R. Wood
                                         Madison Dearborn Capital Partners, L.P.
                                         Three First National Plaza
                                         Suite 1330
                                         Chicago, Illinois 60602
                                         Telephone:        (312) 732-5405
                                         Facsimile:        (312) 732-4098

                    (ii) If to Employee: To the address listed below
                                         Employee's name on the
                                         signature page of this
                                         Agreement.

                         With a copy to: William J. Simpson, Esq.
                                         Paul, Hastings, Janofsky & Walker
                                         695 Town Center Drive
                                         17th Floor
                                         Costa Mesa, CA 92626
                                         Telephone:        (714) 668-6200
                                         Facsimile:        (714) 979-1921

                  (b) ASSIGNMENT. The rights and duties of Employee under this Agreement shall not be subject to alienation, assignment or transfer, whether voluntary or involuntary.

                  (c) ENTIRE AGREEMENT.This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and no changes in, additions to or modifications of this Agreement shall be valid unless set forth in writing and signed by each of the parties.

                  (d) SUPERSEDES PRIOR AGREEMENTS. This Agreement supersedes all prior employment agreements, understandings, oral or written between Hines and Employee, specifically including, without limitation, the Prior Employment Agreement.

                  (e) CAPTIONS. The captions used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the construction or interpretation of any of the provisions hereof.

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                  (f) SEVERITY. If any term of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms contained herein and any other application of said terms shall not in any way be affected or impaired thereby.

                  (g) APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California. In the event of litigation arising out of this Agreement, jurisdiction shall be proper either in the State of California or in the State in which Employee is employed.

                  (h) ARBITRATION. All disputes under or relating to this Agreement or to Employee's employment by Hines shall be resolved by and through an arbitration proceeding to be conducted under the auspices of and in accordance with the Commercial Arbitration Rules of the American Arbitration Association (or any like organization successor thereto) at Santa Ana, California, except that the parties and arbitrators will also have all of the rights and duties provided by Section 1283.05 of the California Code of Civil Procedure, which is hereby made a part of this Agreement. Both the foregoing agreement of Employee and Hines to arbitrate any and all such claims, and the results, determination, finding, judgment and/or award rendered through such arbitration, shall be final and binding on each of Employee and Hines.

                  (i) PROCEDURE. Such arbitration may be initiated by written notice from either Employee or Hines to the other, which shall be compulsory and binding proceeding on each of Employee and Hines. The arbitration shall be conducted before a panel of three arbitrators. Each of Employee and Hines shall select from a list of arbitrators provided by the American Arbitration Association one arbitrator; the two arbitrators so selected shall appoint the third arbitrator from said list. The costs of said arbitrators and the arbitration shall be borne equally by Employee and Hines. Each of Employee and Hines shall bear separately the cost of respective attorneys, witnesses and experts in connection with such arbitration. Time is of the essence of this arbitration procedure, and the arbitrators shall be instructed and required to render their decision within 30 days of completion of the arbitration.



                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

                                               EMPLOYER:

                                               HINES NURSERIES, INC.,
                                               a California corporation


                                               By:  /S/ DOUGLAS D. ALLEN
                                                    ----------------------------

                                                    Title:
                                                           ---------------------


                                               EMPLOYEE:


                                               /S/ BUD SUMMERS
                                               ---------------------------------
                                               E.G. "Bud" Summers
                                               2865 Campo Raso
                                               San Clemente, CA  92672



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                                    EXHIBIT A

                             to Employment Agreement

                              HINES NURSERIES INC.
                      EXECUTIVE VARIABLE CONPENSATION PLAN

o Hines Nurseries Inc. ("Hines") has adopted this Executive Variable Compensation Plan (the "Bonus Plan"). Hines reserves the right to modify or amend the Bonus Plan or substitute therefore other bonus compensation arrangements as shall be approved by the Board of Directors (the "Board") from time to time.

o The Bonus Plan is a long-term incentive which is results oriented and directly tied to Net Cash Flow (as defined below) performance. It has been designed to be self-regulating and a significant portion of a key manager's total wages whenever significant results are achieved.

o        The Bonus Plan has been effective since January 1, 1990.

o The variable compensation pool will be equivalent to 6% of Net Cash Flow in each fiscal year. This percentage will be applied to all dollars of Net Cash Flow greater than $0.

o "Net Cash Flow" means earnings before interest, taxes, depreciation and amortization, plus any management fees mutually approved by Hines and the participants in this Bonus Plan, plus expenses relating to any merger, acquisition or other corporate reorganization of Hines or expenses of any public or private offering of Hines' equity securities, minus any increase in inventory, plus any decrease in inventory, minus capital expenditures, exclusive of expenditures for acquisitions, expansions and replacement of existing acreage.

o The total variable compensation pool will be allocated to participants as determined by the Board after consultation with senior management.

o The Board will determine any additions or reductions in the number of participants (currently 16 members) after consultation with senior management.

o The relative proportion of each participant's share in the total bonus pool developed in accordance with the descriptions, formulas, and examples given herein is as follows:

         President                  =       1.2

         7 Key Managers             =       1.0
         (excluding the President)

         3 Sales Managers           =       1.0

         6 Other Site Managers      =       0.5


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o        The allocation formula will be performance based and will reward
         Central Resource Managers based 100% on consolidated performance and will reward Site Managers based 75% on specific site performance and 25% on consolidated performances.

o        Two measures will be used to evaluate performance:

              Net Cash Flow

              Return on Sales = Nest Cash Flow divided by Net Sales

o The Board will measure performance under the performance formulas in consultation with senior management.

o        A description of the bonus calculation follows:

                  I.       Central Resource Managers/1.0 shares

                           a. Net Cash Flow
                              Consolidated Net Cash Flow / $300,000 = 1% Bonus

                           b. Return on Sales
                              Consolidated Net Cash Flow / Net Sales = Return on Sales 1% R.O.S. = 1.5% Bonus

                  II. President /1.2 Shares same as above except that the calculated bonus percentages are multiplied by 1.2

                  III. Site General Managers and Sales Managers/1.0 shares 75% Site Performance /25% Consolidated Performance

                           a. Site Net Cash Flow / $100,000 = 1% Bonus

                           b. Return on Sales
                              Site Net Cash Flow / Site Net Sales = Return on Sales 1% R.O.S. s 1.5% Bonus

                  IV.      Site Production Managers/0.5 Shares
                           75% Site Performance/25% Consolidated Performance

                           a. Net Cash Flow / $200,000 = 1% Bonus

                           b. Return on Sales
                              Site Net Cash Flow + Site Net Sales = Return on Sales 1% R.O.S. = .75% Bonus

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o        If the total amount of incentive compensation developed in accordance with the descriptions, formulas, and examples provided herein exceeds 6% of Net Cash Flow then the relative proportion of each participant's originally calculated share will be reduced proportionately until the total amount of the bonus pool equals 6% of Net Cash Flow.

                  Example:  Calculated bonus pool = 6.3% of Net Cash Flow

                  The calculated pool is too high by 0.3% of Net Cash Flow or 4.76% of the originally calculated amount (0.3% / 6.3% = 4.76%)

                  Each participant's originally calculated bonus will be reduced by 4.76%



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